United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2017

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 400, Saint Louis, Missouri		63141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 25, 2017, Huttig Building Products, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. The six matters set forth below were voted on and approved by the stockholders at the 2017 Annual Meeting. The voting results for each matter are as set forth below.

1. The election of two directors to serve a three-year term expiring in 2020:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Gina G. Hoagland	15,772,017	359,405	5,313,830
J. Keith Matheney	15,852,931	278,491	5,313,830

2. To approve the Rights Agreement by and between the Company and Computershare Trust Company, NA:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
14,954,089	1,135,236	42,097	5,313,830

3. To approve the amendment of the Certificate of Incorporation increasing the Company’s authorized common stock:

Votes Cast For	Votes Cast Against	Votes Abstained
19,562,300	967,918	915,034

4. To approve the amendment and restatement of the 2005 Executive Incentive Compensation Plan, as amended and restated:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
12,866,316	3,207,232	57,874	5,313,830

5. To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers:

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
15,797,741	259,012	74,669	5,313,830

6. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017:

Votes Cast For	Votes Cast Against	Votes Abstained
21,233,135	189,009	23,108

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: April 26, 2017	By:	/s/ Oscar A. Martinez
Oscar A. Martinez
Vice President and Chief Financial Officer